Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Caterpillar Financial Services Corporation of our report dated February 16, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Caterpillar Financial Services Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Nashville, Tennessee

October 3, 2022